JAMES STAFFORD ======== Chartered  Accountant ===== An Incorporated Professional

CONSENT  OF  INDEPENDENT  AUDITOR


I consent to the reference to my firm under the caption "Interests Of Named Experts And Counsel" and to the use of my reports dated August 2, 2000, in the Registration Statement (Form SB-2) and related Prospectus of BERT Logic, Inc. for the registration of shares of its common stock.



                                         /s/  James  Stafford
Vancouver,  Canada                      CHARTERED  ACCOUNTANT

November  14,  2000


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          Suite 210, 560 Beatty Street, Vancouver, BC, Canada, V6B 2L3
  Telephone (604) 669-0711 Fax (604) 669-0754 E-mail j_stafford@staffordsca.com


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                                    OGDEN
                                    MURPHY
                                   WALLACE
                                   P.L.L.C.
                               ATTORNEYS AT LAW



                                                              James L. Vandeberg
                                                                  (206) 447-7000

November  15,  2000

Bert  Logic  Inc.
Unit  130  2188  No.  5  Rd
Richmond,  British  Columbia  V6X  2T1,  CANADA

     Re:     BERT  Logic  Inc.  Registration  Statement  on  Form  SB-2

Ladies  and  Gentlemen:

We have acted as counsel for BERT Logic Inc., a Washington corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 and amendments thereto (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 1,000,000 shares (the "Shares") of the Company's common stock, $0.0001 par value (the "Common Stock"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation;
(c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the Shares are validlyissued, fully paid and nonassessable.





                                Established 1902
 A Member of the International Lawyers Network with independent member law firms worldwide

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1601 Fifth Avenue, Suite 2100  *  Seattle, WA 98101-1686  *  206.447.7000
                    Fax:  206.447.0215  *   Web:  www.omwlaw.com


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We  hereby  consent to the use of this opinion as an Exhibit to the Registration
Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very  truly  yours,

OGDEN  MURPHY  WALLACE,  P.L.L.C.



James  L.  Vandeberg

JLV/veo








                                Established 1902
 A Member of the International Lawyers Network with independent member law firms worldwide

--------------------------------------------------------------------------------

1601 Fifth Avenue, Suite 2100  *  Seattle, WA 98101-1686  *  206.447.7000
                    Fax:  206.447.0215  *   Web:  www.omwlaw.com


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